CONTRATTO DI LAVORO SUBORDINATO A TEMPO DETERMINATO	FIXED TERM EMPLOYMENT CONTRACT
<u>TRA</u>	**<u>BETWEEN</u>**
Sorin Group Italia S.r.l., con sede legale in via Enrico Cialdini 16, 20161Codice Fiscale 10556980158, rappresentata da Pim Wagnon e Trui Hebbelinck, di seguito la "**Società**"	**Sorin Group Italia S.r.l.**, with registered office in via Enrico Cialdini 16, 20161, Milano, Italian Fiscal Code 10556980158 represented by Pim Wagnon and Trui Hebbelinck, hereinafter the "**Company**"
<u>E</u>	**<u>AND</u>**
<u>il Dott. Franco Poletti,</u> nato a San Felice sul Panaro, Modena il 1 Settembre 1961, codice fiscale PLTFNC61P01H835M, residente in Mirandola, di seguito, il "**Dirigente**"; congiuntamente le "**Parti**"	**<u>Mr. Franco Poletti</u>**, born in San Felice sul Panaro, Modena on 1, September 1961, fiscal code PLTFNC61P01H835M, and resident in Mirandola, hereinafter, the "**Executive**"; jointly the "**Parties**"
<u>PREMESSO CHE</u>	**<u>WHEREAS</u>**
(A) Lo scopo di questo contratto è disciplinare i termini e le condizioni del rapporto di lavoro a tempo determinato ("**Rapporto di Lavoro**") tra la Società e il Dirigente e definire i diritti e le obbligazioni delle Parti in conformità al Codice Civile, alla Legge italiana e al Contratto Collettivo Nazionale di Lavoro per i dirigenti di aziende produttrici di beni e servizi (Industria) sottoscritto da Confindustria e Federmanager ("**CCNL**") applicato al Rapporto di Lavoro.	**(A)** The purpose of this contract is to regulate the fixed-term employment relationship between the Company and the Executive ("**Employment Relationship**") and to determine the rights and obligations of the Parties in accordance with the Italian Civil Code, the Italian Law and the National Collective Agreement for executives employed by companies producing goods and services (Industry sector) signed by Confindustria and Federmanager ("**NCBA**") applied to the Employment Relationship.
<u>LE PARTI CONCORDANO QUANTO SEGUE</u>	**<u>THE PARTIES HEREBY AGREE AS FOLLOWS</u>**
1. Categoria, qualifica e mansioni	**1. Category, role and duties**
1.1. Il Dott. Franco Poletti è assunto con la qualifica di "Dirigente", ai sensi e per gli effetti del CCNL.	1.1. Mr. Franco Poletti is hired under the category of "Executive", according to the NCBA.
1.2. Il Dirigente rivestirà il ruolo di **CP President**, svolgendo in autonomia e con piena responsabilità tutte le attività inerenti alla sua posizione. In particolare, il Dirigente svolgerà le attività descritte nella *Job Description* ("**Allegato 1**"). Il Dirigente sarà tenuto a svolgere ogni ulteriore attività ricompresa nell'ambito del ruolo allo stesso assegnato.	1.2. The Executive will hold the role of **CP President,** performing all the activities inherent to said position, with autonomy and full responsibility. In particular, the Executive will perform the activities described in the *Job description* attached to this contract ("**Exhibit 1**"). The Executive will be required to perform any and all additional duties that are within the context of the assigned role.
1.3. In considerazione di dell'esperienza	1.3. Considering either the experience of the

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	maturata dal Dirigente nonché di quanto previsto nella scrittura privata sottoscritta dalle parti in data 24 luglio 2024, si conviene che, fino allo scadere del termine di cui al successivo punto 2.1, i compiti e le mansioni del Dirigente rimarranno quelle previste dal presente contratto e dai suoi allegati.		Executive and the provisions of the settlement agreement entered into by the parties on July 24, 2024, it is agreed that, through the end of the term provided under section 2.1 below, the duties and functions of the Executive will remain those provided in this agreement and in the relevant exhibits.
1.4.	Il Dirigente riceverà corsi di formazione in materia di salute e sicurezza sul lavoro, laddove necessario. Eventuali e ulteriori corsi di formazione di cui il Dirigente potrà beneficiare sono previsti dal CCNL e dalla legge.	1.4.	The Executive will receive training on health and safety issues in the workplace, if necessary. Any further training courses that the Executive may benefit from are provided for by the NCBA and by law.
2.	**Durata e inizio del Rapporto di Lavoro**	**2.**	**Duration and commencement of the Employment Relationship**
2.1.	Il Rapporto di Lavoro con il Dirigente è a tempo determinato ai sensi e per gli effetti dell'articolo 29, comma 2, lett. A) del D.lgs. 81/2015, per la durata di 24 mesi, con decorrenza a far data dal 1 Agosto 2024. Pertanto, il Rapporto di Lavoro cesserà ad ogni effetto di legge e di contratto, alla data del 31 luglio 2026, senza necessità di alcun preavviso o ulteriore comunicazione.	2.1.	The Employment Relationship is a fixed term contract pursuant to Article 29 paragraph 2, letter A) of the Legislative Decree 81/2015, for a period of 24 months, with starting date on 1, August 2024. Therefore, the Employment Relationship shall terminate for all purposes of law and contract on the date of 31, July 2026, without the need of any notice or further communications.
3.	**Luogo di svolgimento del Rapporto di Lavoro**	**3.**	**Place of Work**
3.1.	La sede di lavoro del Dirigente sarà la sede della Società sita in Strada Statale 12 Nord 86, 41037 Mirandola Modena.	3.1.	The Executive's place of work will be at the Company's offices in Strada Statale 12 Nord 86, 41037 Mirandola Modena.
3.2.	La Società si riserva, comunque, il diritto di assegnare il Dirigente ad una diversa sede, nel rispetto dell'art. 2103 cod. civ.	3.2.	The Company has the right to assign the Executive to a different place of work, according to Article 2103 of the Italian Civil Code.
3.3.	Tra le mansioni del Dirigente rientrano gli spostamenti e i viaggi in Italia e all'estero. La retribuzione prevista nella clausola 5 del presente contratto ricomprende un compenso anche per questa obbligazione, restando inteso che – per tali attività – il Dirigente non avrà diritto a ulteriori trattamenti economici, fermi restando quelli previsti dal CCNL.	3.3.	The Executive's duties may include travelling both in Italy and abroad for business purposes. The remuneration set out under section 5 hereunder provides compensation also for this obligation, it being understood that – for these activities – the Executive will not be entitled to further economic treatments, except for what is provided for by the NCBA.
3.4.	Le spese relative ai viaggi ed alle trasferte verranno rimborsate in base al CCNL	3.4.	The expenses related to travels will be reimbursed according to the applicable

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	applicato, a cui si fa espresso riferimento, ed alle procedure interne della Società.		NCBA, which is hereby expressly referred to, and to the internal policies of the Company.
4.	**Orario di lavoro**	**4.**	**Working hours**
4.1.	Fermo quanto previsto al punto 4.2 che segue, il Dirigente dovrà osservare un orario di lavoro articolato secondo le esigenze aziendali, anche al fine di garantire il miglior coordinamento con le attività aziendali e quelle del team di riferimento.	4.1.	Without prejudice to clause 4.2 below, the Executive is required to work according to the Company's needs, also for the purpose of granting the most efficient coordination with the Company's and the relevant team's activities.
4.2.	Resta inteso che, in considerazione della sua posizione lavorativa e del suo ruolo, il Dirigente non sarà soggetto ai limiti di legge e contrattuali riguardanti l'orario di lavoro come previsto dall'art. 17, comma 5, lettera a) del D.lgs. 8 aprile 2003, n. 66. Conseguentemente il Dirigente non riceverà alcun compenso per lavoro straordinario.	4.2.	It is understood that, considering his job and role, in compliance with Article 17, paragraph 5, letter a) of Legislative Decree dated 8 April 2003, no. 66, the Executive shall not be subject to statutory or contractual limits of working hours. Consequently, the Executive will not be entitled to receive any overtime pay.
5.	**Retribuzione Fissa**	**5.**	**Fixed salary**
5.1.	Quale retribuzione complessiva per ogni obbligazione prevista dal presente contratto, la Società corrisponderà al Dirigente una retribuzione annua lorda di Euro 460.000 pagabile in 13 mensilità ("**Retribuzione Fissa**") di Euro 35.384,62 mensili. La Retribuzione Fissa include un Trattamento Economico Individuale di Euro 75.000 lordi e un superminimo assorbibile di 385.000 Euro lordi.	5.1.	As overall salary against all the Executive's obligations provided for by this contract, the Company will pay the Executive a fixed annual gross salary of Euro 460.000 payable in 13 monthly instalments ("**Fixed Salary**") of Euro 35.384,62 The fixed monthly salary includes an Individual Economic treatment of 75.000 and an "absorbable superminimum" of 385.000.
5.2.	Resta inteso che la Retribuzione Fissa sopra indicata, per la parte eccedente la retribuzione minima prevista dal CCNL applicabile, comprensiva di ogni remunerazione, indennità e/o compenso previsto dal CCNL applicabile, deve intendersi quale "Superminimo assorbibile", ed è concessa a titolo personale. Qualunque futuro aumento del salario minimo previsto dal contratto collettivo applicabile sarà interamente assorbito dal Superminimo.	5.2.	It is understood that the part of the above Fixed Salary exceeding the minimum base salary provided for by the applicable NCBA, including any remuneration, indemnity and/or compensation provided by the applicable NCBA, is granted as absorbable "*Superminimo ad personam"*. Any future minimum salary increase provided by the applicable NCBA shall be fully absorbed by such *Superminimo*.
5.3.	La Retribuzione Fissa verrà corrisposta mensilmente, al netto delle trattenute di legge applicabili, entro il giorno 30 di ogni mese, mediante bonifico bancario. La	5.3.	Fixed Salary will be paid monthly, net of mandatory withholdings, by 30 of each month, through bank transfer. The 13th accrual will be paid in December.

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	tredicesima mensilità sarà corrisposta nel mese di dicembre.		
6.	**Retribuzione Variabile**	**6.**	**Variable Salary**
6.1.	In aggiunta alla retribuzione di cui alla clausola 5 che precede, il Dirigente parteciperà a un piano di retribuzione variabile, il cui pagamento è condizionato al raggiungimento degli obiettivi che saranno stabiliti dalla Società (di seguito il "**Bonus**"). Il target bonus è pari al 65% della retribuzione annua lorda del Dirigente. Anche in considerazione dell'esecuzione di un precedente rapporto di lavoro a tempo indeterminato, consensualmente risolto dalle Parti nel corso dell'anno di riferimento, quest'ultime concordano che qualsivoglia payout Bonus per il solo anno 2024 sarà ridotto da un importo equivalente alla somma degli importi erogati come allowances speciali variabili pagate al Dirigente nel mese di Maggio e Agosto 2024, anche se tali allowances sono riferibili al precedente rapporto di lavoro intercorso tra le Parti.	6.1.	In addition to the remuneration under section 5 above, the Executive will benefit from a variable compensation scheme upon achievement of targets set by the Company (hereinafter the "Bonus"). The gross target bonus equals 65% of the Executives annual base salary. In light of the previous employment relationship (on an open-end basis) with the Company, terminated on a mutual basis during year 2024, the Parties agree that any Bonus payout to be paid in relation to year 2024 will be reduced by the payout of the two special variable allowances received by the Executive in May and August 2024, even if such allowances are related to a previous different employment relationship.
6.2.	Il Bonus, qualora dovuto, verrà pagato, a condizione che - alla data prevista per il pagamento del Bonus - il Rapporto di Lavoro del Dirigente sia ancora in essere, salvo che per quanto riguarda il Bonus o la relativa porzione afferente il periodo dal 1 gennaio al 31 luglio 2026.	6.2.	The Bonus, where actually due, shall be paid, on condition that - at the relevant pay-out date - the Employment Relationship is still in place, saved for the Bonus or the relevant portion relating to the term from January 1 through July 31, 2026.
6.3.	L'eventuale riconoscimento e/o il pagamento del Bonus non comporterà alcun obbligo per la Società di riconoscere e/o corrispondere il Bonus negli anni successivi.	6.3.	The awarding and/or payment of Bonus shall not trigger any obligations for the Company to grant and/or pay the Bonus in the following years.
6.4.	In particolare, il riconoscimento o meno del Bonus e la quantificazione del suo ammontare sono discrezionalmente determinati dalla Società, e il Bonus non forma parte della Retribuzione Fissa.	6.4.	For the avoidance of any doubts, whether to pay the Bonus or not and its amount are decisions discretionally taken by the Company, and the Bonus does not form part of the Executive's Fixed Salary.
6.5.	Resta inteso che gli importi eventualmente erogati a titolo di Bonus hanno carattere complessivo, ed in quanto tali nel loro ammontare sono già stati conteggiati i ratei relativi a tutti gli istituti contrattuali differiti, nonché	6.5.	It is understood that any amounts paid as Bonus are all-inclusive and, therefore, any impact on the deferred forms of remuneration as well as any direct / indirect remuneration (holidays, sickness pay, additional monthly salary, public

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	l'eventuale retribuzione diretta e/o indiretta (ferie, malattia, mensilità aggiuntiva, festività, etc.), con l'eccezione del TFR.		holidays, etc.) have been already included in its amount, with the exception of TFR.
7.	**Rimborsi spese**	**7.**	**Reimbursement of expenses**
7.1.	In caso di trasferte, la Società rimborserà tutte le spese di viaggio o alloggio che il Dirigente abbia sostenuto per conto della Società, per lo svolgimento delle sue mansioni, previa approvazione della Società, e a fronte della presentazione dei relativi giustificativi e nel rispetto del CCNL e delle policy aziendali in materia di rimborso spese di volta in volta applicabili.	7.1.	In case of business trips, the Company will reimburse all expenses incurred by the Executive for travel or accommodation, on behalf of the Company, in the performance of his duties, subject to Company's prior approval and subject to the submission of the relevant receipts and in accordance with the NCBA and Company's policy on reimbursement of expenses, in force form time to time.
8.	**Ferie e congedi**	**8.**	**Holidays and leave**
8.1.	Il Dirigente avrà diritto alle ferie, così come previsto dal CCNL.	8.1.	The Executive will be entitled to annual leave, as provided by NCBA.
8.2.	Il periodo di ferie sarà concordato fra il Dirigente e la Società, tenendo presente gli interessi di entrambe le Parti.	8.2.	The annual leave period shall be agreed between the Company and the Executive, taking into account the interests of both Parties.
8.3.	Il Dirigente avrà diritto altresì ai congedi, ai permessi ed alle aspettative (queste ultime retribuite e non), previsti dalle normative applicabili e dal CCNL applicato, a cui si fa espresso riferimento.	8.3.	The Executive will be entitled to the leaves and permits (paid or unpaid), provided for by law and applicable NCBA, to which express reference is made.
9.	**Beni aziendali e fringe benefits**	**9.**	**Company goods and benefit**
9.1.	La Società metterà a disposizione del Dirigente, ad uso aziendale, i seguenti beni aziendali: auto aziendale (o *allowance* sostitutiva), telefono cellulare e computer portatile. Tutti i costi relativi al loro utilizzo saranno sostenuti dalla Società.	9.1.	The Company shall provide the Executive with the following company's goods to be used for business purposes only: company car (or car allowance), mobile phone and laptop. All the expenses related to their use shall be borne by the Company.
9.2.	I beni aziendali forniti in dotazione dalla Società, inclusi tutti i dati in essi contenuti e/o conservati, rimarranno di proprietà della Società e dovranno essere restituiti immediatamente, a fronte di adeguata richiesta da parte della Società, o alla cessazione del Rapporto di Lavoro o, per qualsivoglia ragione sia intervenuta.	9.2.	Any goods provided for by the Company, including all data contained and/or retained therein shall remain property of the Company and shall be returned immediately, upon request by the Company or termination of the Employment Relationship, for whatever reason the termination occurred.

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6 9.3. Per tutto quanto qui non espressamente previsto, il Dirigente dovrà rispettare le disposizioni aziendali contenute nel presente contratto e nelle policy aziendali applicate dalla Società di volta in volta vigenti in materia. 9.3. For all matters not expressly provided for herein, the Executive shall comply with the provisions set out in this contract and company policies applied by the Company and in force from time to time. 10. Obbligo di fedeltà, diligenza, esclusiva e confidenzialità 10. Loyalty, diligence, exclusivity and confidentiality 10.1. Durante il Rapporto di Lavoro, il Dirigente dovrà attenersi scrupolosamente all’obbligo di fedeltà ai sensi dell’art. 2105 cod. civ., oltre agli impegni indicati nell'Allegato n. 2 al presente Contratto. 10.1. During the Employment Relationship, the Executive shall duly comply with his loyalty obligations as per Article 2105 of the Italian Civil Code, as well as with obligations listed under Exhibit n. 2 to this Contract. 11. Proprietà intellettuale 11. Intellectual property 11.1. Le obbligazioni del Dirigente, in materia di proprietà intellettuale, sono disciplinate dalla legge nonché dall'Allegato n. 3 al presente Contratto. 11.1. The Executive's obligations, as far as intellectual property is concerned, shall be governed by the law and by provisions pointed out in Exhibit n. 3. 12. Contributi previdenziali e assistenziali 12. Social security and assistance contributions 12.1. Il Dirigente è assicurato contro gli infortuni e le malattie professionali all'INAIL a cui il datore di lavoro verserà i premi alle scadenze previste. I contributi previdenziali e assistenziali verranno invece versati all'INPS. Ulteriori obblighi previdenziali e assicurativi sono previsti dal CCNL. 12.1. The Executive is insured against accidents and occupational diseases at INAIL to which the employer will pay the premiums on the due dates. Social security and welfare contributions will be paid to INPS. Further social security and insurance contributions are paid in accordance with the provisions of the NCBA. 13. Risoluzione del Rapporto di Lavoro 13. Termination of the Employment Relationship 13.1. Il Rapporto di lavoro potrà cessare prima del termine solo per giusta causa o mutuo consenso oppure nel caso di dimissioni del Dirigente causate dal mancato rispetto di quanto previsto al precedente punto 1.3. 13.1. The Employment Relationship can be terminated before the expiry date only for just cause or mutual consent or in the event of resignation of the Executive that are due to violation of the provisions under Section 1.3 above. 14. Privacy 14. Privacy 14.1. Il Dirigente, ricevuta l’informativa allegata, ex art. 13 Reg. Europeo n. 2016/679 (General Data Protection Regulation - “Informativa”), concorda con la Società che i dati raccolti, salvati e 14.1. The Executive, upon receipt of the attached information notice pursuant to Article 13 of European Regulation n. 2016/679 (General Data Protection Regulation – "Notice"), agrees with the

7 archiviati durante il Rapporto di Lavoro saranno oggetto di trattamento da parte della Società per adempiere ai suoi obblighi legali e contrattuali in conformità al Reg. Europeo n. 2016/679 (“GDPR”) secondo i fini e le modalità indicate nell’Informativa. Company that the data collected, saved and filed during the Employment Relationship will be processed by the Company in order to comply with its legal and contractual obligations in accordance with European Regulation n. 2016/679 (”GDPR”) in accordance with the aims and in the manner indicated in the Notice. 14.2. I dati raccolti ed elaborati potrebbero essere comunicati esclusivamente per le finalità di cui sopra ai soggetti indicati nell’Informativa, anche in paesi extra UE che non offrano un livello di protezione dei dati equiparabile a quello europeo. In tal caso, la Società si impegna affinché i dati siano trattati con la massima riservatezza e in conformità con le misure di sicurezza applicabili indicate nell’Informativa. 14.2. Data collected and processed may only be communicated for the above mentioned purposes to the persons indicated in the Notice, including in non- EU countries that offer a level of data protection similar to that offered within Europe. In this case, the Company undertakes that the data will be processed with utmost security and in accordance with applicable security measures detailed in the Notice. 14.3. Il Dirigente può esercitare i propri diritti secondo quanto stabilito dagli artt. 15-22 del GDPR. 14.3. The Executive may exercise his rights as set out in Articles 15-22 of the GDPR. 15. Varie ed eventuali 15. Miscellaneous 15.1. La mancata richiesta da parte della Società di eseguire una qualunque delle obbligazioni di cui al presente contratto non costituisce rinuncia della Società a richiedere successivamente l’esecuzione delle suddette obbligazioni. 15.1. Failure by the Company to request the Executive to comply with any of the obligations provided under this contract does not qualify as a waiver by the Company of its right to afterwards require him to comply with such obligations. 15.2. Il presente contratto è redatto sia in lingua inglese, sia in lingua italiana. La Società e il Dirigente concordano e riconoscono che in caso di difformità tra le due versioni, quella italiana dovrà intendersi prevalente. 15.2. This contract is drafted both in English and in Italian. The Company and the Executive agree and acknowledge that in case of any conflict between the two versions, the Italian version shall prevail. 15.3. L’invalidità, illegittimità o inefficacia di una qualunque delle clausole di cui al presente contratto non comporterà l’invalidità dell’intero contratto, che resterà - quindi - pienamente valido, legittimo ed efficace. Le clausole viziate da nullità o invalidità saranno sostituite con clausole valide che ne ripropongano quanto più fedelmente possibile il contenuto. 15.3. The invalidity, unlawfulness or unenforceability of any of the provisions under this contract shall not entail the invalidity of the entire contract which, therefore, shall remain fully valid, lawful and enforceable. The above invalid, illegal or unenforceable provisions shall be replaced with valid provisions mirroring their content, to the maximum extent permitted. 15.4. Il presente contratto supera e sostituisce integralmente ogni precedente accordo, 15.4. The present contract fully replaces and supersedes any other understandings or

8 intesa o contratto in essere tra le Parti con riferimento al Rapporto di Lavoro. Nessuna intesa verbale è in essere. Modifiche o variazioni del presente contratto saranno valide solo se effettuate per iscritto. prior agreements between the Parties with regard to the Employment Relationship. No oral agreements are existent. Changes and/or amendments to this contract require written form to be valid. 15.5. Alla cessazione del rapporto di lavoro per scadenza del termine, sarà valutata la possibilità di accesso, da parte del Dirigente, alle condizioni di miglior favore eventualmente previste dai piani LTI in relazione all'Approved Retirement, la cui decisione finale sarà rimessa al competente Board, nei termini di cui ai piani LTI. 15.5 Upon the termination of the employment relationship due to the expiration of the term, the possibility of the Executive's access to the most favorable conditions possibly provided by the LTI plans in relation to the Approved Retirement will be assessed, with the final decision being left to the competent Board, in accordance with the terms of the LTI plans. 16. Disposizioni applicabili al Rapporto di Lavoro 16 Regulations applicable to the Employment Relationship 16.1. Per tutto quanto non diversamente disciplinato nel presente contratto, troveranno applicazione la legge italiana e le previsioni di cui al CCNL nonché le policy della Società e del Gruppo di volta in volta in vigore. 16.1 For any matters not expressly governed under this contract, reference is made to Italian law and provisions under the NCBA as well as the policies of the Company and the Group from time to time in force. Allegati: Allegato 1- Job Description; Allegato 2 – Confidenzialità Allegato 3 – Proprietà intellettuale Allegato 4 - Informativa sul trattamento dei dati personali. Sorin Group Italia S.r.l. Pim Wagnon, Trui Hebbelinck, 24 luglio 2024 _________________________ _________________________ Dott. Franco Poletti ________________________, 24 luglio 2024 Exhibits: Exhibit 1 – Job Description; Exhibit 2 – Confidentiality Exhibit 3 – Intellectual Property Exhibit 4 - Privacy notice. Sorin Group Italia S.r.l. Pim Wagnon, Trui Hebbelinck, 24 July 2024 _____________________________ Mr. Franco Poletti _________________________, 24 July 2024 /s/ Pim Wagnon /s/ Trui Hebbelinck /s/ Pim Wagnon /s/ Trui Hebbelinck /s/ Franco Poletti /s/ Franco Poletti

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| Per specifica approvazione delle clausole: 1) Categoria, qualifica e mansioni; 2) Durata e inizio del Rapporto di Lavoro; 3) Luogo di svolgimento del Rapporto di Lavoro; 5) Retribuzione Fissa; 6) Retribuzione Variabile; 9) Beni aziendali e fringe benefits; 10) Obbligo di fedeltà, diligenza, esclusiva e confidenzialità; 11) Proprietà intellettuale; 13) Risoluzione del Rapporto di Lavoro.<br><br>**Dott. Franco Poletti**<br><br>/s/ Franco Poletti ____________, 24 luglio 2024 | By way of specific approval of clauses: 1) Category, role and duties; 2) Duration and commencement of the Employment Relationship; 3) Place of Work; 5) Fixed Salary; 6) Variable Salary; 9) Company goods and benefits; 10) Loyalty, diligence, exclusivity and confidentiality; 11) Intellectual property; 13) Termination of the Employment Relationship.<br><br>**Mr. Franco Poletti**<br><br>/s/ Franco Poletti ____________24 July 2024 |

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10 Exhibit 1 – Job Description The role of President CP will report to the CEO and forms part of the Executive leadership team. He/she is responsible for leading the Cardiopulmonary business unit (BU), and has full P&L responsibility for the BU’s commercial activities and is responsible for all of the BU’s global strategic activities including research and product development, digital investments, operations and supply chain. The President CP works closely with the CEO, Executive Leadership team and their Senior Leadership team to establish a strategic plan for the business unit (BU) and creates granular plans for execution of the strategy with their direct team and the full BU community with support from other functions in the company. He/she is equally responsible for the health & safety of our employees, establishing a positive, inclusive culture and is accountable for attracting, retaining and developing talent and the key capabilities to ensure successful delivery of the approved BU Strategy. The BU leader may be asked to take up cross- company responsibilities. General Responsibilities: • Builds a compelling vision and aligned strategy to engage internal and external stakeholders for the future of the BU. This includes, sourcing new business opportunities by targeting new markets, new products or new demographics. • Leads and builds a multi-disciplinary team across market access, sales, marketing, clinical development, global strategy, operations, and support functions that resources and establishes successful operating systems, policies, tools and processes. • Maintains momentum and execute current strategic priorities, continues to deliver the annual operating plan in terms of both revenue and profitability. • Provides executive-level guidance on ongoing Clinical and Regulatory strategies • He/she works with KOLs, customers, patient groups to represent the BU and remain current with trends and competitive environments and communicates with investors when appropriate. • He/she is responsible for health & safety, quality system of the BU and developing and maintaining a positive and inclusive culture. He/she is the Talent champion of the BU through attracting, retaining and developing talents that addresses succession planning and current and future capability requirements. • Operates as a senior, collaborative leader for the organization, contributing to long-term strategy, product and clinical roadmaps. • Act as a role model for the company’s values and culture.

11 Allegato 2 – Confidenzialità Exhibit 2 – Confidentiality Il Dirigente si impegna a svolgere la propria attività con la massima diligenza e secondo i migliori standard professionali al fine di migliorare, sviluppare e promuovere l’attività della Società nonché per tutelarne e promuoverne la reputazione, gli interessi ed il successo. Il Dirigente si impegna, in particolare, a svolgere la propria attività con i più alti standard di prudenza e diligenza. Nello svolgimento della propria attività, il Dirigente dovrà di volta in volta osservare ed attenersi alle decisioni e/o alle direttive della Società. The Executive undertakes to use the utmost diligence and apply best-of-class professional standards in the performance of his duties in order to improve, develop and promote the Company’s business as well as to protect and promote the reputation, interests and success. The Executive, in particular, undertakes to perform his work activity with the highest standards of prudence and diligence. While performing work activities, the Executive will from time to time comply with all instructions and/or guidelines given by the Company. Durante il Rapporto di Lavoro con la Società, il Dirigente non potrà svolgere alcuna attività lavorativa, retribuita o meno - anche a tempo parziale -, in qualità di amministratore, dipendente, consulente o collaboratore indipendente per qualsiasi soggetto o ente, anche non in concorrenza con la Società, se tale attività: a) arrechi pregiudizio alla salute e alla sicurezza, anche in relazione alla durata dei riposi; b) comporti la violazione degli obblighi di non concorrenza e di fedeltà a cui è tenuto il Dirigente durante il Rapporto di Lavoro ai sensi dell’art. 2105 cod. civ.; ovvero c) sia in conflitto d'interessi con la Società. Allo scopo di consentire alla Società le opportune verifiche, il Dirigente si impegna a comunicare alla Società, per iscritto, l’attività che svolgerà, non oltre il momento del suo inizio, nonché a fornire alla Società le informazioni relative al datore di lavoro, società, ente, impresa o organizzazione per la quale presterà la sua attività e i giorni e le ore in cui sarà impegnato. During the Employment Relationship with the Company, the Executive shall not engage in any work activity, whether paid or unpaid - even part-time -, as a director, employee, consultant or independent collaborator for any organization or entity, including those not in competition with the Company, if such activity: a) is detrimental to health and safety, also in light of the duration of the rest periods; b) involves the violation of the obligations of non-competition and loyalty to which the Executive is bound during the Employment Relationship pursuant to Article 2105 of the Italian Civil Code; or c) is in conflict of interest with the Company. In order to enable the Company to perform the appropriate checks, the Executive undertakes to notify the Company, in writing, the activity to perform, no later than the time of its commencement, as well as to provide the Company with information regarding the employer, company, entity, enterprise or organization for which the Executive will perform his work activity, as well as the days and hours on which the same will be engaged. Il Dirigente non dovrà utilizzare, divulgare o comunicare a qualsiasi persona, direttamente o indirettamente, durante il suo Rapporto di Lavoro o in qualsiasi momento dopo la cessazione dello stesso (indipendentemente dalla causa) qualsiasi Informazione Riservata e si impegna a fare tutto quanto in suo potere per impedire la pubblicazione o la divulgazione delle stesse. Inoltre, successivamente alla cessazione del Rapporto di Lavoro il Dirigente non potrà, in qualsiasi momento dopo tale cessazione, rappresentare sé stesso come se avesse ancora un collegamento con la Società, eccetto come ex-dipendente della Società per i The Executive shall not, either during the Employment Relationship or at any time after its termination (for whatever reason), directly or indirectly, use, disclose or communicate to any person whatsoever and, shall use best effort to prevent the publication or disclosure of any Confidential Information. Moreover, after the termination of the Employment Relationship the Executive will not, at any time after such termination, represent himself as still having any connection with the Company or any affiliate of the Company, except as a former employee for the purpose of communicating with any potential new employers or of

12 soli fini di comunicazione con potenziali nuovi datori di lavoro o per l'adempimento di obblighi di legge. complying with any applicable statutory requirements. Per “Informazioni Riservate” si intende qualsiasi segreto commerciale o altre informazioni che siano riservate, sensibili dal punto di vista commerciale e non di pubblico dominio, relative a, appartenenti o detenute in via confidenziale dalla Società e/o da qualsiasi Società e/o da società controllate da, controllanti la, collegate alla Società (il “Gruppo”), incluse, a titolo esemplificativo e non esaustivo: - Invenzioni ed opere; - Dati tecnici, segreti commerciali, know-how, ricerche, idee o progetti di prodotti o servizi, codici e progetti di software, algoritmi, sviluppi, invenzioni, domande di brevetto, appunti di laboratorio, processi, formule, tecniche, materiali biologici, diritti topografici, progetti e disegni ingegneristici, informazioni sulla configurazione di hardware, accordi con terze parti, liste di, od informazioni relative ai, dipendenti e consulenti della Società o di altra Società del Gruppo (compresi, ma non limitati a, i nomi, le informazioni di contatto, le mansioni, le retribuzioni e le competenze di tali dipendenti e consulenti), liste di, od informazioni relative ai, fornitori e clienti (compresi, ma non limitati a, i clienti della Società o di altra società del Gruppo ai quali si sia rivolto o con cui sia venuto in contatto durante il Rapporto di Lavoro), listini prezzi, contatti commerciali, metodologie di determinazione del prezzo, dati sui costi, dati sulle quote di mercato, piani di marketing, licenze, informazioni contrattuali, piani aziendali, previsioni finanziarie, dati finanziari storici, budget od altre informazioni commerciali che gli siano state rivelate dalla Società o da altra società del Gruppo direttamente o indirettamente, che sia per iscritto, elettronicamente, oralmente o tramite osservazione; - “informazioni aziendali”, inclusi piani, strategie, metodi, policies, decisioni, negoziazioni o controversie; - “informazioni di marketing”, comprese "Confidential Information" means any trade secrets or other information which is confidential, commercially sensitive and is not in the public domain relating to, belonging to, or held in confidence by the Company and/or of its subsidiaries, or its controlling companies or affiliates (“Group”) including but not limited to: - Inventions and works; - Technical data, trade secrets, know- how, research, product or service ideas or plans, software codes and designs, algorithms, developments, inventions, patent applications, laboratory notes, processes, formulas, techniques, biological materials, topographic rights, engineering designs and drawings, hardware configuration information, agreements with third parties, lists of, or information relating to, employees and consultants of the Company or any Group Company (including, but not limited to, the names, contact information, duties, compensation, and expertise of such employees and consultants), lists of, or information relating to, suppliers and customers (including, but not limited to, customers of the Company or any Group Company to whom the Executive has addressed or with whom he had contacts during Employment Relationship), price lists, business relations, pricing methodologies, cost data, market share data, marketing plans, licenses, contract information, business plans, financial forecasts, historical financial data, budgets or other business information disclosed to the Executive by the Company or Group Company either directly or indirectly, whether in writing, electronically, orally, or by observation; - corporate information, including plans, strategies, methods, policies, resolutions, negotiations or litigation; - marketing information, including strategies, methods, customer or business partner identities or other information about customers, business

13 strategie, metodi, identità di clienti o partner commerciali o altre informazioni su clienti, partner commerciali, identità dei potenziali clienti o altre informazioni sui potenziali clienti, o analisi o proiezioni di mercato; - “informazioni finanziarie”, compresi i dati relativi a costi e performance, accordi di indebitamento, struttura azionaria, investitori e partecipazioni, dati sugli acquisti e sulle vendite e listini prezzi; - “informazioni operative, tecnologiche e scientifiche”, compresi piani, specifiche, manuali, moduli, modelli, software, dati e strategie di test preclinici e clinici, strategie di ricerca e sviluppo, progetti, metodi, procedure, formule, dati, relazioni, scoperte, invenzioni, miglioramenti, concetti, idee, know-how e segreti commerciali; e - “informazioni sul personale”, compresi gli elenchi del personale, le relazioni o la struttura organizzativa, i curriculum vitae, i dati sul personale, le valutazioni delle prestazioni e gli accordi o documenti di cessazione dei rapporti di lavoro. Le informazioni proprietarie comprendono anche le informazioni ricevute in via confidenziale dalla Società da clienti, fornitori, partner commerciali o altre terze parti. partners, prospect identities or other information about prospects, or market analyses or projections; - financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings, purchasing and sales data and price lists; - operational, technological and scientific information, including plans, specifications, manuals, forms, templates, software, pre-clinical and clinical testing data and strategies, research and development strategies, designs, methods, procedures, formulae, data, reports, discoveries, inventions, improvements, concepts, ideas, know-how and trade secrets; and - personnel information, including personnel lists, reporting or organizational structure, resumes, personnel data, performance evaluations and termination arrangements or documents. Proprietary Information also includes information received under confidentiality by the Company from its customers, suppliers, business partners or other third parties. La clausola che precede non si applica a: - qualsiasi uso o divulgazione dell’Informazione Riservata nell'ambito del corretto svolgimento dei doveri previsti ai sensi del presente contratto, per autorizzazione da parte della Società e/o se richiesti dalla legge; - qualsiasi informazione che sia già di pubblico dominio o che lo diventi non a causa della divulgazione non autorizzata da parte del Dirigente. Section above does not apply to: - any use or disclosure of Confidential Information in the proper performance of Executive’s duties under this contract, as authorised by the Company and/or as required by law; - any information which is already in or comes into the public domain other than through Executive’s unauthorised disclosure. In caso di inosservanza, anche singolarmente considerati, degli obblighi assunti dal Dirigente ai sensi del presente Allegato n.2, la Società potrà risolvere il presente contratto per giusta causa, nel rispetto di quanto previsto dalla legislazione vigente. In case of breach, also individually considered, of the obligations undertaken by the Executive under present Exhibit n. 2, the Company is entitled to terminate this contract for cause, in compliance with applicable Italian law provisions.

14 Allegato 3 – Proprietà Intellettuale Exhibit 3 – Intellectual Property Il Dirigente riconosce alla Società il diritto esclusivo di utilizzare e/o sfruttare senza limiti di tempo, territorio e contesto, tutti i frutti del lavoro prodotti dal Dirigente durante il Rapporto di Lavoro, in considerazione del fatto che detti risultati sono connessi agli obblighi da quest’ultimo derivanti e/o in qualsiasi modo connessi al business, ai prodotti e ai servizi della Società nonché al Rapporto di Lavoro e che sono soggetti a protezione ai sensi della legislazione in materia di copyright, disegno industriale, brevetti, know-how o marchi e/o qualsiasi diritto della proprietà industriale, fatto salvo quanto previsto dall’art. 64 del D. Lgs. n. 30/2005, laddove applicabile. The Executive shall assign to the Company the exclusive right of use and/or exploitation, without any limitation of duration, territory and scope, all the results produced by the Executive during the Employment Relationship, in view of the fact that these results are related to the obligations arising from and/or in any way connected with the business, products, services of the Company, as well as to the Employment Relationship and which are eligible for protection under copyright, industrial design, utility model, know-how or trade mark law and/or any intellectual property law, save for the provisions of Article 64 of Italian Legislative Decree n. 30/2005, where applicable. L’attribuzione del diritto di utilizzo e sfruttamento includerà, in particolare, l’autorizzazione al trattamento e alla cessione a terzi. The assignment of the right of use and exploitation shall also notably include the authorization to processing and licensing to third parties. Il Dirigente comunicherà immediatamente all’ufficio preposto della Società, che ne acquisterà la titolarità esclusiva, qualsiasi invenzione, sviluppo, metodo, processo e idea concepita, sviluppata o realizzata in connessione al Rapporto di Lavoro che possa costituire una invenzione brevettabile o una proprietà intellettuale protetta come i segreti aziendali e che possa direttamente o indirettamente esser utile o connessa all’attività o ai prodotti o ai servizi forniti dalla Società. All inventions, developments, methods, processes and ideas conceived, developed or implemented by the Executive in connection with the Employment Relationship which may constitute patentable inventions or intellectual property protectable as trade secrets and which are directly or indirectly useful in, or relate to, the business or products or services provided by the Company, shall be promptly and fully disclosed by the Executive to the appropriate office of the Company and shall be the Company’s exclusive property. Unitamente alla suddetta comunicazione, il Dirigente dovrà fornire tutti i documenti, le informazioni ed i materiali in Suo possesso. Dietro richiesta della Società e a spese di quest’ultima, dovrà redigere, altresì, tutti i documenti necessari per il riconoscimento dei diritti, titoli e interessi connessi alle invenzioni, sviluppi, metodi e idee (e all’attribuzione diretta alla Società di tutti i brevetti e diritti connessi). In addition to the aforementioned communication, the Executive shall provide all documents, information and materials in his possession. At the Company's request and at the Company's expense, he shall also draft all documents necessary for the recognition of rights, titles and interests related to inventions, developments, methods and ideas (and to the direct assignment to the Company of all patents and related rights).

15 In tutti i casi suddetti, il Dirigente non avrà diritto ad alcun compenso aggiuntivo alla retribuzione già pattuita. La retribuzione prevista alla clausola 5 del Contratto viene espressamente riconosciuta quale compenso per lo svolgimento di attività creativa e inventiva svolta a favore della Società. In all of the aforementioned cases, the Executive will not be entitled to any additional compensation on top of the remuneration already agreed. The remuneration provided for in section 5 of the Contract is expressly recognized as compensation for performing creative and inventive activity in favour of the Company.

16 Allegato 4 - Informativa sul trattamento dei dati personali ex art. 13 Reg. Europeo n. 2016/679 Exhibit 4 - Privacy notice pursuant to Article 13 of European Regulation n. 2016/679 INFORMATIVA RESA AL DIRIGENTE E CONTESTUALE RICHIESTA DI CONSENSO PER IL TRATTAMENTO DEI DATI PERSONALI Egregio Franco Poletti Ai sensi dell’art. 13 e 14 del Regolamento (UE) 2016/679, recante disposizioni a protezione delle persone fisiche con riguardo al trattamento dei dati personali e alla libera circolazione di tali dati (di seguito, il “GDPR”) e del Decreto Legislativo n. 196 del 30 giugno 2003 “Codice della Protezione dei Dati Personali” e sue successive modifiche e integrazioni (di seguito, il “Codice Privacy”), qui di seguito, Le forniamo l’informativa riguardante il trattamento dei Suoi dati personali che sarà effettuato da Sorin Group Italia S.r.l. per l'instaurazione, l’esecuzione e la gestione del Suo contratto di lavoro (di seguito, il “Contratto”). Per dato personale si intende “qualsiasi informazione riguardante una persona fisica identificata o identificabile («interessato»); si considera identificabile la persona fisica che può essere identificata, direttamente o indirettamente, con particolare riferimento a un identificativo come il nome, un numero di identificazione, dati relativi all'ubicazione, un identificativo online o a uno o più elementi caratteristici della sua identità fisica, fisiologica, genetica, psichica, economica, culturale o sociale” e le immagini (art. 4 n. 1 del GDPR). 1. TITOLARE DEL TRATTAMENTO DEI DATI PERSONALI Il Titolare del trattamento dei Suoi dati personali è Sorin Group Italia S.r.l., con sede a Milano, via Enrico Cialdini 16, 20161Codice Fiscale 10556980158, (di seguito, la “Società” e/o il “Titolare”). 2. CATEGORIE DI DATI PERSONALI TRATTATI 2.1. Dati personali forniti da Lei direttamente Nell’ambito dei processi aziendali che comportano il trattamento dei Suoi dati personali, potranno essere trattati i seguenti dati personali, forniti da Lei direttamente all’atto dell’istaurazione del rapporto di lavoro o nel corso del medesimo:  dati identificativi (nome e cognome, indirizzo, telefono, nazionalità, codice fiscale, genere, stato di famiglia, luogo e data di nascita, altre informazioni contenute nella carta di identità, nel passaporto, nella patente, dati bancari);  dati relativi all’istruzione e al lavoro (curriculum vitae e lavorativo, titolo di studio, competenze professionali, mansioni, dipartimento, funzione INFORMATION GIVEN TO THE EXECUTIVE AND SIMULTANEOUS REQUEST FOR CONSENT FOR THE PROCESSING OF PERSONAL DATA Dear Mr. Franco Poletti Pursuant to Articles 13 and 14 of Regulation (EU) 2016/679 on the protection of individuals with regard to the processing of personal data and on the free movement of such data (hereinafter, the "GDPR") and Legislative Decree no. 196 of 30 June 2003 "Personal Data Protection Code" and its subsequent amendments and additions (hereinafter, the "Privacy Code"), below, we provide you with the information regarding the processing of your personal data that will be carried out by Sorin Group Italia S.r.l. for the establishment, execution and management of your employment contract (hereinafter, the "Contract"). Personal data is defined as "any information relating to an identified or identifiable physical person ("data subject"); an identifiable person is someone who can be identified, directly or indirectly, by reference in particular to an identifier such as a name, an identification number, address data, an online identifier or to one or more factors specific to his or her physical, physiological, genetic, mental, economic, cultural or social identity'" and images (Art. 4 no. 1 of the GDPR). 1. PERSONAL DATA CONTROLLER The Data Controller of your personal data is Sorin Group Italia S.r.l, with registered office in Milan, via Enrico Cialdini 16, 20161, Milano, Italian Fiscal Code 10556980158 (hereinafter, the "Company" and or the "Controller"). 2. CATEGORIES OF PERSONAL DATA PROCESSED 2.1. Personal data provided by you directly As part of the business processes involving the processing of your personal data, the following personal data may be processed, provided by you directly upon the establishment of the employment relationship or in the course thereof:  identification data (name and surname, address, telephone, nationality, tax code, gender, family status, place and date of birth, other information contained in identity card, passport, driving licence, bank details);  education and work-related data (CV and work history, educational qualification, professional skills, duties, department, job function, salaries, salary supplements,

17 lavorativa, retribuzioni, integrazioni salariali, trattenute, eventuali beni aziendali assegnati e/o affidati);  presenze sul lavoro e trasferte;  immagini su supporto fotografico-video, ove da Lei spontaneamente fornite (foto- video). 2.2 Categorie di dati personali di cui all’art. 9 del GDPR (cd. categorie particolari di dati personali) forniti da Lei direttamente Nell’ambito del rapporto di lavoro, il trattamento potrà riguardare anche altre categorie di dati personali (le c.d. categorie particolari di dati personali) in quanto idonei a rilevare, anche indirettamente:  lo stato di salute (ad esempio: i certificati medici relativi alle assenze per malattia, maternità, infortunio, puerperio o allattamento) e l’appartenenza a categorie protette;  le convinzioni religiose (ad esempio: per richiedere permessi e festività religiose fruibili per legge) sempre ove tali informazioni siano da Lei spontaneamente fornite;  l’adesione ad un partito politico o la titolarità di cariche pubbliche elettive (ad esempio: per la richiesta di permessi o aspettative);  l'adesione a sindacati (ad esempio: in caso di assunzioni di cariche nelle organizzazioni sindacali e/o richiesta delle trattenute e del versamento al sindacato). 2.3 Dati personali raccolti dalla Società tramite sistemi di videosorveglianza e/o sistemi informatici aziendali Nell’ambito dell’attività lavorativa è possibile che la Società tratti i seguenti dati personali, raccolti tramite dispositivi di sicurezza aziendale (sistemi di videosorveglianza all’esterno dei locali) e/o dagli strumenti informatici e servizi applicativi aziendali in uso presso la Società:  immagini che La ritraggono, raccolte tramite sistemi di videosorveglianza;  file di log del traffico generato in rete dai sistemi informatici e servizi applicativi aziendali a Lei in uso in quanto dipendente (ad esempio: posta elettronica in transito sul Suo account aziendale, attività internet, accesso alla rete). 2.4 Dati personali di terzi Nel corso del rapporto di lavoro è inoltre possibile che Lei comunichi alla Società dati di terze parti per diverse finalità accessorie e comunque connesse alla gestione del rapporto di lavoro (ad esempio: i dati personali relativi alla Sua famiglia, quali stato civile e/o familiari a carico) o altri dati personali da deductions, any company assets assigned and/or entrusted);  attendance at work and travel;  images on photographic-video support, where spontaneously provided by you (photo-video). 2.2 Categories of personal data referred to in Article 9 of the GDPR (so-called special categories of personal data) provided by you directly In the context of the employment relationship, the processing may also concern other categories of personal data (so-called special categories of personal data) insofar as they are capable of detecting, even indirectly  health status (e.g. medical certificates relating to absence due to illness, maternity, accident, childbirth or breastfeeding) and belonging to protected categories;  religious beliefs (e.g. in order to apply for religious leave and holidays that are legally permissible) provided that such information is voluntarily provided by you;  membership of a political party or holding of elective public office (e.g. when applying for leave);  membership of trade unions (e.g. in the case of holding offices in trade unions and/or requesting deductions and payment in favour of trade union). 2.3 Personal data collected by the Company through video surveillance systems and/or company computer systems In the course of working activity, the Company may process the following personal data, collected by means of company security devices (video surveillance systems outside the premises) and/or by the company's IT tools and application services in use at the Company:  images of you collected by video surveillance systems;  log files of traffic generated on the network by the company's computer systems and application services in use by you as an employee (e.g. e-mail in transit on your company account, internet activity, network access). 2.4 Personal data of third parties In the course of the employment relationship, you may also communicate to the Company third-party data for various purposes ancillary to, and in any case connected with, the management of the employment relationship (e.g. personal data relating to your family, such as marital status and/or

18 Lei comunicati spontaneamente alla Società. Conferendo i dati personali delle suddette terze parti alla Società, Lei si impegna a fornire loro una copia della presente informativa sul trattamento dei dati personali. 3. FINALITÀ DEL TRATTAMENTO DEI DATI PERSONALI E BASE GIURIDICA I Suoi dati personali, ivi incluse le particolari categorie di dati personali (laddove strettamente necessario), potranno essere trattati dalla Società per le seguenti finalità. 3.1 Instaurazione, esecuzione e gestione del Contratto I dati personali di cui al paragrafo 2.1 che precede saranno trattati per la esecuzione e la corretta gestione del Contratto. In particolare, fermo restando l’adempimento agli obblighi di legge connessi al Contratto, i Suoi dati personali saranno trattati - nell’ambito dell’ordinaria gestione del Contratto – per le seguenti finalità:  amministrative, retributive, contributive, contabili e rimborso spese;  previdenziali e assicurative;  formazione (in aula e in e-learning);  gestione ed aggiornamento dei profili e delle competenze professionali;  definizione dei piani di sviluppo individuali, valutazione delle prestazioni, pianificazione e sviluppo delle carriere;  pianificazione economica e gestione dei budget;  gestione di presenze ed assenze dal lavoro;  esercizio dei diritti sindacali;  accesso alla sede della Società (es. badge identificativo);  inserimento nella rubrica in intranet istituzionale o aziendale;  igiene e sicurezza sul lavoro;  verifica e controllo delle procedure e delle policies aziendali. Le basi giuridiche del trattamento dei dati personali per le finalità di cui al paragrafo 3.1 sono l'esecuzione del contratto di lavoro di cui Lei è parte e l'adempimento degli obblighi di legge applicabili in capo al Titolare con riferimento al rapporto di lavoro con Lei. 3.2 Gestione di: esercizio dei diritti sindacali e permessi aziendali per malattie ed infortuni Le particolari categorie di dati personali da Lei direttamente fornite di cui al paragrafo 2.2 che precede saranno raccolte e trattate dalla Società per dependents) or other personal data that you spontaneously communicate to the Company. By submitting the personal data of the aforementioned third parties to the Company, you undertake to provide them with a copy of this privacy policy. 3. PURPOSE OF PERSONAL DATA PROCESSING AND LEGAL BASIS Your personal data, including special categories of personal data (where strictly necessary), may be processed by the Company for the following purposes. 3.1 Establishment, execution and management of the Contract The personal data referred to in paragraph 2.1 above shall be processed for the execution and proper handling of the Contract. In particular, without prejudice to the fulfilment of legal obligations related to the Contract, your personal data will be processed - within the ordinary management of the Contract - for the following purposes:  administrative, payroll, contributions, accounting and reimbursement of expenses;  social security and insurance;  training (classroom and e-learning);  management and updating of professional profiles and skills;  definition of individual development plans, performance appraisal, career planning and development;  economic planning and budget management;  management of attendance and absence from work;  exercise of trade union rights;  access to the Company's premises (e.g. ID badge);  inclusion in the institutional or corporate intranet directory;  hygiene and safety at work;  verification and control of company procedures and policies. The legal bases for the processing of personal data for the purposes set out in paragraph 3.1 are the performance of the employment contract to which you are a party and the fulfilment of the legal obligations applicable to the Controller with regard to the employment relationship with you. 3.2 Management of: exercise of trade union rights and company leave for illness and accidents The particular categories of personal data directly provided by you referred to in paragraph 2.2 above

19 le seguenti finalità:  gestione del versamento della quota sindacale per iscrizioni a sindacati o associazioni politiche;  gestione assenze per malattie e/o infortuni. La base giuridica del trattamento dei dati personali per le finalità di cui al paragrafo 3.2 che precede è l'adempimento di un obbligo di legge cui è soggetta la Società ed in particolare il Contratto Collettivo Nazionale applicabile a detto Contratto. 3.3 Sicurezza aziendale, analisi relative al rapporto di lavoro, eventi societari straordinari e difesa in giudizio I dati personali di cui al paragrafo 2.1 e 2.3 sono raccolti per:  controllo degli accessi fisici ed informatici (incluso mediante l’utilizzo dell’Intranet aziendale, di Internet, della posta elettronica e delle videocamere);  la tutela e la sicurezza del patrimonio aziendale;  la tutela dei sistemi informatici;  garantire la continuità lavorativa;  svolgere analisi relativamente al rapporto lavorativo con la Società (incluso la durata, la retribuzione, ecc.);  le procedure di valutazione e di gestione nell'ambito di eventuali vicende societarie della Società (cessione della società o di rami d’azienda), due diligence, audit interno o di terze parti (ad es. organismi di certificazione, clienti);  far valere in giudizio un diritto della Società (incluse le relative attività prodromiche). 3.4 Gestione di: programmi previdenziali e incentivazione al welfare aziendale I Suoi dati personali - e anche di eventuali soggetti terzi da Lei direttamente forniti di cui al paragrafo 2.4 che precede - saranno raccolti e trattati dalla Società al solo scopo di gestire eventuali aspetti La base giuridica del trattamento dei dati personali per le finalità di cui al paragrafo 3.3 che precede è il perseguimento dell’interesse legittimo della Società a (i) proteggere il patrimonio aziendale e a garantire un elevato livello di sicurezza all’interno dei luoghi di lavoro della Società; (ii) verificare l’andamento dei rapporti lavorativi tra la Società e i suoi dipendenti, anche in relazione alla crescita professionale e salariale; (iii) tutelare i diritti della Società. Il Titolare ha ritenuto che tali trattamenti non pregiudichino un Suo diritto, interesse o libertà fondamentale prevalenti. will be collected and processed by the Company for the following purposes:  managing the payment of union fees for membership of trade unions or political associations;  managing the absences due to illness and/or accidents. The legal basis for the processing of personal data for the purposes set out in paragraph 3.2 above is the fulfilment of a legal obligation to which the Company is subject, and in particular the National Collective Agreement applicable to that Agreement. 3.3 Corporate security, analysis relating to employment relationship, extraordinary corporate events and defence in court The personal data referred to in sections 2.1 and 2.3 are collected for:  physical and computer access control (including through the use of the company intranet, Internet, e-mail and video cameras);  the protection and security of company assets;  the protection of computer systems;  ensure business continuity;  carry out analyses concerning the employment relationship with the company (including duration, remuneration, etc.);  evaluation and management procedures in the context of any corporate events of the Company (sale of the company or business units), due diligence, internal or third-party audits (e.g. certification bodies, clients);  enforce a right of the Company in court (including prodromal activities related thereto). 3.4 Management of: welfare programmes and corporate welfare incentives Your personal data - and also those of any third parties that you directly provide under paragraph 2.4 above - will be collected and processed by the Company for the sole purpose of managing any The legal basis for the processing of personal data for the purposes set out in paragraph 3.3 above is the pursuit of the Company's legitimate interest in (i) protecting the Company's assets and ensuring a high level of security within the Company's workplaces; (ii) verifying the progress of labour relations between the Company and its employees, also in relation to professional and salary growth; (iii) protecting the Company's rights. The Controller has deemed that such processing does not prejudice your overriding right, interest or fundamental freedom.

20 previdenziali, assicurativi e di welfare aziendale (adesione a piano previdenziali e di welfare). La base giuridica del trattamento dei dati personali per le finalità di cui al paragrafo 3.4 che precede è il Suo preventivo specifico consenso. 4. NATURA OBBLIGATORIA O FACOLTATIVA DEL CONFERIMENTO DEI SUOI DATI PERSONALI – CONSEGUENZE DELL’EVENTUALE RIFIUTO 4.1 Il mancato conferimento dei Suoi dati personali per le finalità di cui ai paragrafi 3.1, 3.2 e 3.3 che precedono comporterà l’impossibilità di instaurare, eseguire e/o di proseguire nel Contratto medesimo e/o di svolgere correttamente tutti gli adempimenti, quali quelli di natura retributiva, contributiva, fiscale e assicurativa, connessi al Contratto e/o permettere l’accesso ai locali della Società. 4.2 Il conferimento dei Suoi dati personali - ed eventualmente dei soggetti terzi - per le finalità di cui al paragrafo 3.4 è facoltativo e il mancato conferimento comporterà come conseguenza: l'impossibilità per Lei di partecipare a programmi previdenziali e di welfare della Società. Resta, invece, impregiudicata l’instaurazione e/o la esecuzione del Contratto. 5. MODALITÀ DEL TRATTAMENTO DEI DATI PERSONALI Il trattamento dei Suoi dati personali, incluse le particolari categorie di dati personali, avverrà in modo lecito, corretto e trasparente, per finalità determinate, esplicite e legittime nonché mediante strumenti informatici e cartacei e nel rispetto delle leggi, regolamenti, provvedimenti ed autorizzazioni generali, ove applicabili, adottati anche dall’Autorità Garante per la Protezione dei Dati Personali (di seguito, il “Garante”) in particolare nell’ambito del trattamento delle categorie particolari di dati personali, ai sensi dell’art. 9 del GDPR, nel rapporto di lavoro. I dati personali da Lei forniti non saranno sottoposti a processi decisionali completamente automatizzati. 6. DESTINATARI DEI DATI PERSONALI 6.1 I destinatari dei dati personali di cui al paragrafo 2.2 (Categorie di dati personali di cui all’art. 9 del GDPR - cd. categorie particolari di dati personali - forniti da Lei direttamente) potranno essere: (i) persone autorizzate a trattare dati personali all’interno della Società cui sono state fornite apposite istruzioni per iscritto:  dipendenti dell’area risorse umane;  responsabili del dipendente appartenenti ad altre funzioni aziendali. (ii) fornitori terzi che trattano dati personali per conto della Società, da quest’ultima nominati per iscritto social security, insurance and company welfare aspects (membership of social security and welfare plans). The legal basis for the processing of personal data for the purposes set out in paragraph 3.4 above is your prior specific consent. 4. COMPULSORY OR OPTIONAL NATURE OF PROVIDING YOUR PERSONAL DATA - CONSEQUENCES OF POSSIBLE REFUSAL 4.1 Failure to provide your personal data for the purposes set out in paragraphs 3.1, 3.2 and 3.3 above shall result in the impossibility of establishing, executing and/or continuing with the Contract itself and/or to properly perform all the obligations, such as those of a remuneration, contribution, tax and insurance nature, connected with the Contract and/or to allow access to the Company's premises. 4.2 The provision of your personal data - and possibly of third parties - for the purposes referred to in paragraph 3.4 is optional and failure to provide such data will result in the impossibility for you to participate in the Company's social security and welfare programmes. On the other hand, the establishment and/or execution of the Contract remains unaffected. 5. MODALITIES OF PERSONAL DATA PROCESSING The processing of your personal data, including special categories of personal data, shall be carried out in a lawful, correct and transparent manner, for specified, explicit and legitimate purposes as well as by means of computerised and paper-based instruments and in compliance with the laws, regulations, provisions and general authorisations, where applicable, also adopted by the Italian Data Protection Authority (hereinafter, the "Guarantor") in particular in the context of the processing of special categories of personal data, pursuant to Article 9 of the GDPR, in the employment relationship. The personal data you provide will not be subject to fully automated decision-making processes. 6. RECIPIENTS OF PERSONAL DATA 6.1 The recipients of the personal data referred to in paragraph 2.2 (Categories of personal data referred to in Article 9 of the GDPR - so-called special categories of personal data - provided by you directly) may be: (i) persons authorised to process personal data within the Company who have been given specific instructions in writing:  employees in the human resources area;  managers of the employee from other company functions. (ii) third-party suppliers that process personal data

21 responsabili del trattamento ai sensi dell’art. 28 del GDPR:  società di elaborazione delle paghe; (iii) altri soggetti terzi che trattano i dati personali in qualità di titolari autonomi:  consulenti legali esterni della Società;  studio medico in adempimento degli obblighi in materia di igiene e sicurezza del lavoro;  Enti o Uffici Pubblici o Pubbliche Amministrazioni in funzione degli obblighi di legge;  istituti previdenziali, assistenziali e assicurativi al fine di consentire la gestione delle pratiche relative (INPS, INAIL);  enti assicurativi privati, fondi o casse, per il godimento di prestazioni integrative, alle organizzazioni sindacali per il versamento delle eventuali trattenute;  associazioni sindacali, al fine di operare la trattenuta sindacale come da Sua richiesta;  soggetti cui la facoltà di accedere ai dati personali sia riconosciuta da disposizioni di legge e di normativa secondaria o da disposizioni impartite da autorità a ciò legittimate dalla legge. 6.2 I destinatari dei dati personali di cui al paragrafo 2.1 (Dati personali forniti da Lei direttamente) al paragrafo 2.3 (Dati personali raccolti dalla Società tramite sistemi di videosorveglianza e/o sistemi informatici aziendali) potranno essere, oltre alle persone autorizzate a trattare dati personali all’interno della Società indicate al paragrafo 6.1, anche i seguenti: (i) persone autorizzate a trattare dati personali all’interno della Società cui sono state fornite apposite istruzioni per iscritto:  dipendenti dell’area amministrativa e contabile;  dipendenti dell’area legale;  dipendenti dell’area informatica; (ii) fornitori terzi che trattano dati personali per conto della Società, da quest’ultima nominati per iscritto responsabili del trattamento ai sensi dell’art. 28 del GDPR:  istituti bancari di cui ci serviamo o a quelli da Lei indicati, al fine di effettuare la corresponsione degli emolumenti o l’emissione di titoli (ad esempio: assegni);  società che forniscono il servizio di gestione carte di credito aziendali ed assegnate a dipendenti;  società che forniscono il servizio di manutenzione e back up ed archiviazione;  società che forniscono servizi di formazione (in aula e in e-learning);  società che fornisce il sistema applicativo per la gestione del budget del personale; on behalf of the Company, appointed by the latter in writing as data processors pursuant to Article 28 of the GDPR:  payroll companies; (iii) other third parties who process personal data as autonomous data controllers:  Company's external legal advisors;  medical office in fulfilment of occupational health and safety obligations;  Public Bodies or Offices or Public Administrations in accordance with legal obligations;  social security, welfare and insurance institutions in order to enable the management of related files (INPS, INAIL);  private insurance bodies, funds, for the enjoyment of supplementary benefits, to trade union organisations for the payment of any deductions;  trade union associations, in order to make the union deduction as per your request;  subjects whose right to access personal data is recognised by provisions of law and secondary legislation or by provisions issued by authorities empowered to do so by law. 6.2 The recipients of the personal data referred to in paragraph 2.1 (Personal data provided by you directly) to paragraph 2.3 (Personal data collected by the Company by means of video surveillance systems and/or company computer systems) may be, in addition to the persons authorised to process personal data within the Company indicated in paragraph 6.1, the following: (i) persons authorised to process personal data within the Company who have been given specific instructions in writing:  employees in the administrative and accounting area;  employees in the legal area;  employees in the IT area; (ii) third-party suppliers that process personal data on behalf of the Company, appointed by the latter in writing as data processors pursuant to Article 28 of the GDPR:  banking institutions which we use or those indicated by you, in order to make the payment of remuneration or the issue of securities (e.g. cheques);  companies that provide corporate and employee credit card management services;  companies providing maintenance and back-up and archiving services;  companies providing training services (classroom and e-learning);  company providing the application system for personnel budget management;  company maintaining the video surveillance

• società di manutenzione del sistema di videosorveglianza; • società appartenenti al medesimo gruppo della Società	system; • companies belonging to the same group as the Company
6.3 I destinatari dei dati personali di cui al paragrafo 2.4 (**Dati personali di terzi**) saranno: **(i)** persone autorizzate a trattare dati personali all'interno della Società cui sono state fornite apposite istruzioni per iscritto: • dipendenti dell'area risorse umane.	**6.3** The recipients of the personal data referred to in Section 2.4 (**Personal Data of Third Parties**) shall be: **(i)** persons authorised to process personal data within the Company who have been given specific instructions in writing: • employees in the human resources area.
7. <u>TEMPI DI CONSERVAZIONE DEI DATI PERSONALI</u> I Suoi dati personali saranno conservati: i) per la gestione del Contratto, per tutta la durata del Contratto e per un periodo massimo pari a 10 anni successivo alla cessazione del rapporto di lavoro come stabilito dall'art. 2220 cod. civ., fatti salvi casi in cui l'ulteriore conservazione sia giustificata da esigenze di natura previdenziale e di igiene e sicurezza nonché da contenziosi e/o da richieste delle autorità competenti ovvero nei casi in cui un periodo di conservazione più breve sia stato previsto dalla Società in relazione a taluni dati personali in conformità alla propria *policy* aziendale; ii) per la conservazione dei file di *log* per un periodo di tempo non superiore a quello necessario per necessità legate alla continuità dell'attività lavorativa (ad esempio: in caso di assenza programmata e/o non programmata e/o di assenza per dimissioni e/o di cessazione del rapporto di lavoro) e, in ogni caso, per un periodo non superiore a 30 giorni; iii) per la conservazione delle immagini videoriprese, 7 giorni.	**7. <u>PERSONAL DATA STORAGE PERIODS</u>** Your personal data will be stored: i) for the management of the Contract, for the entire duration of the Contract and for a maximum period of 10 years following the termination of the employment relationship as set out in Article 2220 of the Civil Code, except in cases where further storage is justified by social security and health and safety requirements as well as by litigation and/or requests by the competent authorities, or in cases where a shorter storage period has been provided for by the Company in relation to certain personal data in accordance with its own corporate *policy*; (ii) for the storage of *log* files for a period of time not exceeding the time required for business continuity needs (e.g. in the event of planned and/or unplanned absence and/or absence due to resignation and/or termination of employment) and, in any event, for a period not exceeding 30 days; (iii) for the storage of videotaped images, 7 days.
8. <u>TRASFERIMENTO DEI DATI PERSONALI EXTRA UE</u> Il Titolare si riserva il diritto di trasferire i Suoi dati personali in paesi terzi, inclusi, ad esempio, gli Stati Uniti d'America e l'Australia. I trasferimenti di dati al di fuori dello Spazio Economico Europeo sono soggetti a un regime speciale ai sensi del GDPR, e sono effettuati solo nei confronti di paesi che garantiscono un livello di protezione dei dati personali adeguato, sulla base di una decisione di adeguatezza della Commissione oppure laddove siano state adottate garanzie adeguate (incluse le condizioni contrattuali standard previste dalla Commissione Europea), purché gli interessati dispongano di diritti azionabili e mezzi di ricorso effettivi.	**8. <u>TRANSFER OF PERSONAL DATA OUTSIDE THE EU</u>** The Controller reserves the right to transfer your personal data to third countries, including, for example, the United States of America and Australia. Data transfers outside the European Economic Area are subject to a special regime under the GDPR, and are only made to countries that provide an adequate level of personal data protection, based on an adequacy decision by the Commission or where adequate safeguards have been put in place (including the standard contractual conditions provided by the European Commission), provided that data subjects have enforceable rights and effective remedies.
9. <u>ESERCIZIO DEI DIRITTI DA PARTE DELL'INTERESSATO</u> Ai sensi degli articoli 15-22 del GDPR: a) Lei ha il diritto di chiedere l'**accesso** ai Suoi dati personali unitamente a indicazioni relative alla finalità del trattamento, alla categoria dei dati personali trattati, ai soggetti o categorie di soggetti ai quali essi sono stati o saranno comunicati (con indicazione	**9. <u>EXERCISE OF RIGHTS BY THE DATA SUBJECT</u>** Pursuant to Articles 15-22 of the GDPR: a) You have the right to request **access to** your personal data together with indications as to the purpose of the processing, the category of personal data processed, the subjects or categories of subjects to whom the data have been or will be disclosed (with an indication of

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23 dell’eventualità in cui tali soggetti siano situati in paesi terzi o siano organizzazioni internazionali), quando possibile, al periodo di conservazione dei dati personali o ai criteri utilizzati per determinare tale periodo, all’esistenza dei Suoi diritti di rettifica e/o cancellazione dei dati personali, di limitazione del trattamento e di opposizione al trattamento, al Suo diritto di proporre reclamo a un’autorità di controllo, all’origine dei dati, all’esistenza e alla logica applicata in caso di processo decisionale automatizzato. Qualora eserciti tale diritto e salvo Sue diverse indicazioni, riceverà una copia in formato elettronico dei Suoi dati personali che formano oggetto di trattamento. b) Lei ha inoltre diritto di ottenere: i. la rettifica dei Suoi dati personali, qualora gli stessi risultino inesatti o incompleti; ii. la cancellazione dei Suoi dati personali, qualora sussista una delle condizioni di cui all’art. 17 del GDPR (ad esempio: i Suoi dati personali non risultino più necessari rispetto alle finalità per le quali sono stati raccolti, Lei decida di revocare il Suo consenso al trattamento – ove questo ne rappresenti la base giuridica – e non sussista altro fondamento giuridico per il trattamento stesso, Lei si opponga al trattamento e non prevalga altro interesse legittimo del Titolare, i Suoi dati personali siano trattati illecitamente); iii. la limitazione del trattamento dei dati personali che La riguardano 1) per il tempo necessario alla Società ad appurare l’esattezza dei Suoi dati personali (nel caso in cui Lei l’abbia contestata), o 2) qualora il trattamento dei dati personali risulti illecito e Lei chieda, in luogo della cancellazione dei Suoi dati personali, la limitazione del relativo trattamento, o 3) quando la Società non abbia più bisogno dei Suoi dati personali ma gli stessi siano per Lei necessari per accertare, esercitare o difendere un diritto in sede giudiziaria, o, infine, 4) per il tempo necessario a valutare l’eventuale prevalenza dei motivi legittimi del Titolare rispetto ai Suoi, qualora Lei si sia opposto al trattamento dei Suoi dati personali ai sensi del punto c whether these subjects are located in third countries or are international organisations), whenever possible, the storage period of the personal data or the criteria used to determine this period, the existence of your rights to rectification and/or erasure of personal data, to restriction of processing and to object to processing, your right to lodge a complaint with a supervisory authority, the origin of the data, the existence and the logic applied in case of automated decision making. If you exercise this right, and unless otherwise stated by you, you will receive an electronic copy of your personal data being processed. b) You also have the right to obtain: i. rectification of your personal data if they are inaccurate or incomplete; ii. deletion of your personal data if one of the conditions set out in Article 17 of the GDPR applies (e.g. your personal data are no longer necessary for the purposes for which they were collected, you decide to revoke your consent to the processing - where this is the legal basis - and there is no other legal basis for the processing, you object to the processing and no other legitimate interest of the Controller prevails, your personal data are processed unlawfully); iii. the restriction of the processing of personal data concerning you 1) for the time necessary for the Company to ascertain the accuracy of your personal data (in the event that you have contested it), or 2) if the processing of your personal data is unlawful and you request, instead of the deletion of your personal data, the restriction of the processing thereof or 3) when the Company no longer needs your personal data but the same are necessary for you to ascertain, exercise or defend a right in court, or, finally, 4) for the time necessary to assess whether the legitimate reasons of the Controller prevail over yours, if you have objected to the processing of your personal data in accordance with point c below; iv. copy of your personal data in a structured, commonly used and machine-readable format, also for the purpose of transmitting them

24 che segue; iv. copia dei Suoi dati personali in un formato strutturato, di uso comune e leggibile da dispositivo automatico anche al fine di trasmetterli ad altro titolare, qualora il trattamento si basi sul consenso o su un contratto e sia effettuato con mezzi automatizzati (cd. diritto alla portabilità dei dati). Se di Suo interesse, potrà chiedere alla Società di trasmettere i Suoi dati personali direttamente all’altro titolare, se ciò risulterà tecnicamente fattibile. c) Lei ha inoltre diritto di opporsi al trattamento dei Suoi dati personali, qualora tale trattamento sia effettuato ai sensi dell’art. 6.1 lett. f) (i.e. per perseguire un legittimo interesse del Titolare) del GDPR, a meno che non sussistano motivi legittimi cogenti del Titolare a procedere al trattamento, ai sensi dell’art. 21 del GDPR. d) Lei ha il diritto di revocare in ogni momento il consenso prestato senza pregiudicare la liceità del trattamento dei Suoi dati personali basato sul consenso ed effettuato prima della revoca. e) Qualora effettuato, Lei ha inoltre il diritto di non essere sottoposto a una decisione basata unicamente sul trattamento automatizzato, compresa la profilazione, che produca effetti giuridici che la riguardano o che indica in modo analogo significativamente sulla sua persona, avendo altresì il diritto di ottenere l’intervento umano da parte del titolare, di esprimere la propria opinione e di contestare la decisione. f) Qualora non sia soddisfatto del trattamento dei Suoi dati personali dalla Società effettuato, potrà proporre un reclamo al Garante per la protezione dei dati personali, seguendo le procedure e le indicazioni pubblicate sul sito web ufficiale di tale autorità (www.garanteprivacy.it). g) Le eventuali rettifiche o cancellazioni dei Suoi dati personali o limitazioni del trattamento effettuate su Sua richiesta - salvo che ciò si riveli impossibile o implichi uno sforzo sproporzionato – saranno dalla Società comunicate a ciascuno dei destinatari cui saranno stati eventualmente trasmessi i Suoi dati personali in conformità alla presente informativa. L’esercizio dei diritti che precedono non è soggetto ad alcun vincolo di forma ed è gratuito. Potremo solo richiederLe di verificare la Sua identità prima di to another data controller, if the processing is based on consent or on a contract and is carried out by automated means (so called right to data portability). If it is in your interest, you may ask the Company to transmit your personal data directly to the other data controller, if this is technically feasible. c) You also have the right to object to the processing of your personal data, if such processing is carried out pursuant to Article 6.1(f) (i.e. to pursue a legitimate interest of the Controller) of the GDPR, unless there are compelling legitimate grounds for the Controller to process the data, pursuant to Article 21 of the GDPR. d) You have the right to revoke your consent at any time without affecting the lawfulness of the processing of your personal data based on your consent and carried out prior to the revocation. e) If it is carried out, you also have the right not to be subjected to a decision based solely on automated processing, including profiling, which produces legal effects concerning you or similarly significantly affects you, and you also have the right to obtain human intervention by the controller, to express your opinion and to contest the decision. f) If you are dissatisfied with the processing of your personal data by the Company, you may lodge a complaint with the Garantor for the protection of personal data, following the procedures and instructions published on the official website of that authority (www.garanteprivacy.it). g) Any rectification or deletion of your personal data or limitation of processing carried out at your request - unless this proves impossible or involves a disproportionate effort - will be communicated by the Company to each of the recipients to whom your personal data may have been transmitted in accordance with this policy. The exercise of the above rights is not subject to any formal constraints and is free of charge. We may only ask you to verify your identity before taking further action on your request. 10. CONTACTS FOR THE EXERCISE OF THE DATA SUBJECT'S RIGHTS AND FOR FURTHER INFORMATION In order to exercise your rights and/or to obtain any kind of information, including the updated list of data processors, that you may need in relation to this privacy policy, you may send a written

intraprendere ulteriori azioni a seguito della Sua richiesta. **10. <u>CONTATTI PER L'ESERCIZIO DEI DIRITTI DELL'INTERESSATO E PER ULTERIORI INFORMAZIONI</u>** Per l'esercizio dei Suoi diritti e/o per ottenere qualsiasi tipo di informazioni, ivi incluso l'elenco aggiornato dei responsabili del trattamento, di cui dovesse aver bisogno in relazione alla presente informativa sulla privacy, potrà inviare una comunicazione scritta alla Società. **<u>CONSENSO AL TRATTAMENTO DEI DATI PERSONALI</u>** Io sottoscritto FRANCO POLETTI **DICHIARO** *i)* di aver ricevuto completa informativa ai sensi dell'art. 13 e 14 del GDPR, inerente il trattamento dei dati personali, ivi incluse le categorie particolari di dati personali di cui all'art. 9 del GDPR, per le finalità meglio indicate ai paragrafi da 3.1 a 3.4 dell'informativa che precede e *ii)* di essere stato informato sui miei diritti in qualità di soggetto interessato; **x Acconsento / □ Non acconsento** al trattamento dei miei dati personali ed eventualmente di soggetti terzi (familiari) - comunicati alla Società per le finalità meglio specificate al paragrafo 3.4 (**Gestione di: programmi previdenziali e incentivazione al *welfare* aziendale**) che precede. 24 luglio 2024 /s/ Franco Poletti **INDICO** un altro dipendente, il/la sig./sig.ra Lucia Checcarelli ___, in qualità di fiduciario, ossia di persona abilitata ad accedere alla casella di posta elettronica fornitami dalla Società in caso di mia assenza prolungata e non programmata o per improrogabili necessità legate all'attività della Società e **PRENDO ATTO E AUTORIZZO** che, in caso di mancata indicazione del soggetto fiduciario e/o in caso di assenza anche di quest'ultimo, sarà l'IT Manager e/o il mio Responsabile di funzione, nei casi di cui sopra, ad accedere alla casella di posta elettronica fornitami dalla Società. 24 luglio 2024 /s/ Franco Poletti	communication to the Company. **<u>CONSENT FOR PERSONAL DATA PROCESSING</u>** I, the undersigned FRANCO POLETTI **I HEREBY DECLARE** *i) that I* have received full information pursuant to Articles 13 and 14 of the GDPR, concerning the processing of my personal data, including special categories of personal data under Article 9 of the GDPR, for the purposes set out in more detail in paragraphs 3.1 to 3.4 of the above information notice, and *ii)* that I have been informed of my rights as a data subject; **x I consent / □ I do not consent** to the processing of my personal data and, if applicable, those of third parties (family members) - communicated to the Company for the purposes better specified in paragraph 3.4 (**Management of: social security programmes and company *welfare* incentives**) above. 24 July 2024 /s/ Franco Poletti **I HEREBY** APPOINT another employee, Mr./Ms. Lucia Checcarelli ___, as a trustee, i.e. a person authorised to access the e-mail box provided to me by the Company in the event of my prolonged and unplanned absence or for unforeseeable needs related to the Company's business and I **ACKNOWLEDGE AND AUTHORISE** that, in the event of failure to appoint a trustee and/or in the event of the absence of the latter, the IT Manager and/or my Function Head, in the cases referred to above, shall access the e-mail box provided to me by the Company. 24 July 2024 /s/ Franco Poletti

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